Exhibit (d)(7)

AMENDED AND RESTATED

EXHIBIT A

DATED AS OF August 26, 2009

TO

EXPENSE LIMITATION AGREEMENT

DATED AS OF JUNE 15, 2005

Schedule A to the Expense Limitation Agreement between CRM Mutual Fund Trust and Cramer Rosenthal McGlynn, LLC dated as of June 15, 2005 is hereby amended and restated as of the date set forth above as follows:

Fund	Class	Expense Cap	Termination Date
CRM Small Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
CRM Mid Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
CRM Small/Mid Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
CRM Large Cap Opportunity Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
	Advisor	1.75%	November 1, 2010
CRM All Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
	Advisor	1.75%	November 1, 2010
CRM 130/30 Value Fund	Institutional	1.75%	November 1, 2010
	Investor	2.00%	November 1, 2010
CRM Global Opportunity Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
CRM International Opportunity Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010

Exhibit (d)(7)

IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:	/s/ Ronald H. McGlynn
Name: Ronald H. McGlynn
Title: Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By:	/s/ Carlos Leal
Name: Carlos Leal
Title: Chief Financial Officer